UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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EVOLUS, INC.
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Evolus, Inc.
520 Newport Center Drive, Suite 1200
Newport Beach, CA 92660
April 29, 2019
Dear Stockholder:
It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Evolus, Inc. to be held on June 10, 2019, at 8:30 a.m., Pacific time, at the offices of K&L Gates LLP at 1 Park Plaza, Twelfth Floor, Irvine, CA 92614.
During the Annual Meeting, stockholders will be asked to elect two Class I directors and to ratify the appointment of Ernst & Young LLP as our independent auditor for 2019. Each of these matters is important, and we urge you to vote in favor of the election of each of the director nominees and the ratification of the appointment of our independent auditor.
We are taking advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet. This e-proxy process expedites the delivery of proxy materials to our stockholders, lowers our costs and reduces the environmental impact of the Annual Meeting. Today we are sending to each of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the Annual Meeting and our 2018 Annual Report to Stockholders, as well as how to vote via proxy either by telephone or over the Internet. Other stockholders will receive copies of the Proxy Statement, a proxy card and the 2018 Annual Report by mail or e-mail.
It is important that you vote your shares of common stock in person at the meeting or by proxy, regardless of the number of shares you own. You will find the instructions for voting on your Notice of Internet Availability of Proxy Materials. We appreciate your prompt attention.
The board of directors invites you to attend the Annual Meeting so that management can listen to your suggestions, answer your questions, and discuss business developments and trends with you. Thank you for your support, and we look forward to joining you at Evolus’ first stockholder meeting as a public company.
Sincerely,
David Moatazedi
President and Chief Executive Officer

Evolus, Inc.
520 Newport Center Drive, Suite 1200
Newport Beach, CA 92660
Notice of Annual Meeting of Stockholders
Evolus, Inc., a Delaware corporation (“Evolus”), will hold its Annual Meeting of Stockholders (the “Annual Meeting”) on June 10, 2019, at 8:30 a.m., Pacific time, at 1 Park Plaza, Twelfth Floor, Irvine, CA 92614.
The purposes for the Annual Meeting are to consider and vote upon:

1.	Election of David Gill and Robert Hayman as Class I directors for a three-year term.

2.	Ratification of the appointment of Ernst & Young LLP as Evolus’ independent auditor for the year ending December 31, 2019.

3.	Such other matters as properly come before the Annual Meeting
The board of directors has fixed the close of business on April 23, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.
Because it is important that as many stockholders as possible be represented at the Annual Meeting, stockholders should review the attached Proxy Statement promptly and carefully and then vote. A stockholder may vote by following the instructions for voting set forth on the Notice of Internet Availability of Proxy Materials or proxy card. A stockholder who receives a paper copy of the proxy card by mail will also receive a postage-paid, addressed envelope that can be used to return the completed proxy card. A stockholder who attends the Annual Meeting may vote personally even though they previously voted by proxy.
Evolus will maintain a list of stockholders of record as of the record date at Evolus’ corporate headquarters, 520 Newport Center Drive, Suite 1200, Newport Beach, CA, for a period of ten days prior to the Annual Meeting and will be available during the Annual Meeting at the offices of K&L Gates, LLP, 1 Park Plaza, Twelfth Floor, Irvine, CA 92614.
On behalf of the board of directors,
David Moatazedi
President and Chief Executive Officer
Newport Beach, California
April 29, 2019

Important Notice Regarding Availability of Proxy Materials for Annual Meeting on June 10, 2019:
Evolus’ Notice of Annual Meeting of Stockholders, Proxy Statement and
2018 Annual Report to Stockholders are available at www.proxyvote.com.

Evolus, Inc.
520 Newport Center Drive, Suite 1200
Newport Beach, CA 92660
Proxy Statement dated April 29, 2019
2019 Annual Meeting of Stockholders
Evolus, Inc., a Delaware corporation, is furnishing this Proxy Statement and related proxy materials in connection with the solicitation by its board of directors of proxies to be voted at its 2019 Annual Meeting of Stockholders and any adjournments. Evolus, Inc. is providing these materials to the holders of record of its common stock, $0.00001 par value per share, as of 5 p.m., Eastern time, on the record date of April 23, 2019 and is first making available or mailing the materials on or about April 29, 2019.
The Annual Meeting is scheduled to be held as follows:

Date	June 10, 2019
Time	8:30 a.m., Pacific Time
Meeting Address	1 Park Plaza, Twelfth Floor, Irvine, CA 92614

Your vote is important.
Please see the detailed information that follows in the Proxy Statement.

2019 Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to “Evolus,” and to “we,” “us,” “our” and similar terms, refer to Evolus, Inc.
Annual Meeting of Stockholders

Time and Date	8:30 a.m., Pacific time, on June 10, 2019
Meeting Address	1 Park Plaza, Twelfth Floor, Irvine, CA 92614
Record Date	5 p.m., Eastern time, on April 23, 2019
Voting	Stockholders will be entitled to one vote for each outstanding share of common stock they hold of record as of the record date.
Total Votes Per Proposal	27,333,004 votes, based on 27,333,004 shares of common stock outstanding as of the record date.
Annual Meeting Agenda

Proposal	Board Recommendation
Election of two Class I directors	FOR each nominee
Ratification of appointment of independent auditor for 2019	FOR
How to Cast Your Vote
You can vote by any of the following methods:

Until 11:59 p.m., EDST, on June 9, 2019	At the Annual Meeting on June 10, 2019
Internet: From any web-enabled device: www.proxyvote.com Telephone: 1-800-690-6903 Mail: Completed, signed and returned proxy card	In Person: Attending the Annual Meeting at 1 Park Plaza, Twelfth Floor, Irvine, CA 92614.

Proposal 1 - Election of Directors
As the first proposal, we are asking stockholders to elect each of the following Class I director nominees, both of whom currently serve as members of the board of directors. The following information pertains to each director nominee as of April 23, 2019.

		Director Since		Experience/	Independent		Committee	Other Public
Name	Age		Occupation	Qualifications	Yes	No	Memberships	Company Boards
David Gill	64	2018	Former President and Chief Financial Officer of EndoChoice, Inc.	● Industry ● Finance ● Leadership	☑		● Audit (Chair) ● Compensation	● Strata Skin Sciences ● Y-mAbs Therapeutics, Inc. ● Histogenics Corporation ● Melinta Therapeutics, Inc.
Robert Hayman	60	2018	Owner and Chief Executive Officer of Hayman Properties Principal, Chairman and Chief Executive Officer of Perimetrics, LLC	● Industry ● Finance ● Leadership ● Global Operations	☑		● Audit
Board Representation
Proposal 2 - Ratification of Appointment of Independent Auditor for 2019
We are asking stockholders to ratify the audit committee’s retention of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to examine and report on our consolidated financial statements for the fiscal year ending December 31, 2019.

Questions and Answers about the Annual Meeting

Q:	When and where will the Annual Meeting be held?

A:
This year the Annual Meeting of Stockholders of Evolus, Inc., which we refer to as the Annual Meeting, will be held on June 10, 2019 at the offices of K&L Gates LLP, 1 Park Plaza, Twelfth Floor, Irvine, CA 92614 at 8:30 a.m., Pacific time.

Q:	What materials have been prepared for stockholders in connection with the Annual Meeting?

A:	We are furnishing you and other stockholders of record with the following proxy materials:

•	our Annual Report on Form 10‑K for the fiscal year ended December 31, 2018 (including our audited consolidated financial statements), which we refer to as the Annual Report;

•
this Proxy Statement for the 2019 Annual Meeting, which we refer to as this Proxy Statement and which also includes a letter from our President and Chief Executive Officer to stockholders, and a Notice of 2019 Annual Meeting of Stockholders; and

•	a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice of Internet Availability, which includes a control number for use in submitting proxies.
These materials were first mailed to stockholders and made available on the Internet on or about April 29, 2019.
If, in accordance with the instructions provided in the Notice of Internet Availability, you request a printed set of proxy materials, you will receive by mail, at no charge, printed copies of the 2018 Annual Report, this Proxy Statement, a proxy card for the Annual Meeting and a pre-addressed envelope to be used to return the completed proxy card.
If, in accordance with the instructions provided in the Notice of Internet Availability, you request that a set of proxy materials be emailed to you, you will receive by email, at no charge, electronic copies of the 2018 Annual Report and this Proxy Statement.

Q:	Why was I mailed a Notice of Internet Availability rather than a printed set of proxy materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission, or SEC, we are furnishing the proxy materials to stockholders by providing access via the Internet, instead of mailing printed copies. This process expedites the delivery of proxy materials to our stockholders, lowers our costs and reduces the environmental impact of the Annual Meeting. The Notice of Internet Availability tells you how to access and review the proxy materials on the Internet and how to vote on the Internet. It also provides instructions you may follow to request paper or emailed copies of the proxy materials.

Q:	Are the proxy materials available via the Internet?

A:
You can access and review the proxy materials for the Annual Meeting at www.proxyvote.com. In order to submit your proxies, however, you will need to refer to the Notice of Internet Availability sent to you with this Proxy Statement or a proxy card mailed to you upon your request to obtain your 16-digit control number and other personal information needed to vote by proxy or in person.

Q:	What is a proxy?

A:
The term “proxy,” when used with respect to stockholder, refers to either a person or persons legally authorized to act on the stockholder’s behalf or a format that allows the stockholder to vote without being physically present at the Annual Meeting.

Because it is important that as many stockholders as possible be represented at the Annual Meeting, the board of directors is asking that you review this Proxy Statement carefully and then vote by following the instructions set forth on the Notice of Internet Availability or the proxy card. In voting prior to the Annual Meeting, you will deliver your proxy to David Moatazedi and Lauren Silvernail, which means you will authorize Mr. Moatazedi and Ms. Silvernail to vote your shares at the Annual Meeting in the way you instruct. All shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions.

Q:	What matters will the stockholders vote on at the Annual Meeting?

A:	Proposal 1 - Election of David Gill and Robert Hayman as Class I directors.
Proposal 2 - Ratification of appointment of our independent auditor for 2019.

Q:	Who can vote at the Annual Meeting?

A:
Stockholders of record of common stock at 5:00 p.m., Eastern time on April 23, 2019 the record date, will be entitled to vote at the Annual Meeting. As of the record date, there were outstanding a total of 27,333,004 shares of common stock, each of which will be entitled to one vote on each proposal. As a result, up to a total of 27,333,004 votes can be cast on each proposal.

Q:	What is a stockholder of record?

A:	A stockholder of record is a stockholder whose ownership of our common stock is reflected directly on the books and records of our transfer agent, Computershare Trust Company, N.A.

Q:	What does it mean for a broker or other nominee to hold shares in “street name”?

A:
If you beneficially own shares held in an account with a broker, bank or similar organization, that organization is the stockholder of record and is considered to hold those shares in “street name.” An organization that holds your beneficially owned shares in street name will vote in accordance with the instructions you provide. If you do not provide the organization with specific voting instructions with respect to a proposal, the organization’s authority to vote your shares will depend upon whether the proposal is considered a “routine” or a non-routine matter.

•
The organization generally may vote your beneficially owned shares on routine items for which you have not provided voting instructions to the organization. The only routine matter expected to be voted on at the Annual Meeting is the ratification of the appointment of our independent auditor for 2019 (Proposal 2).

•
The organization generally may not vote on non-routine matters, including Proposal 1. Instead, it will inform the inspector of election that it does not have the authority to vote on those matters. This is referred to as a “broker non-vote.”

For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any of the two proposals to be acted upon by the stockholders, including abstentions or proxies containing broker non-votes.

Q:	How do I vote my shares if I do not attend the Annual Meeting?

A:	If you are a stockholder of record, you may vote prior to the Annual Meeting as follows:

•
Via the Internet:    You may vote via the Internet by going to www.proxyvote.com, in accordance with the voting instructions on the Notice of Internet Availability and the proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern time, on June 9, 2019. You will be given the opportunity to confirm that your instructions have been recorded properly.

•
By Telephone:        You may vote by calling 1-800-690-6903 and following the instructions provided on the telephone line. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern time, on June 9, 2019. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been recorded properly.

•	By Mail: If you obtain a proxy card by mail, you may vote by returning the completed and signed proxy card in a postage-paid return envelope that will be provided with the proxy card.
For your information, voting via the Internet is the least expensive to Evolus, followed by telephone voting, with voting by mail being the most expensive.
If you hold shares in street name, meaning that if you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a proxy form.

Q:	Can I vote at the Annual Meeting?

A:
If you are a stockholder of record, you may vote personally at the Annual Meeting, whether or not you previously voted. If your shares are held in street name, you must obtain a written proxy, executed in your favor, from the stockholder of record to be able to vote at the Annual Meeting.

Q:	May I change my vote or revoke my proxy?

A:	If you are a stockholder of record and previously delivered a proxy, you may subsequently change or revoke your proxy at any time before it is exercised by:

•	voting via the Internet or telephone at a later time;

•	submitting a completed and signed proxy card with a later date; or

•	voting in person at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should contact your bank, broker or other nominee for instructions as to whether, and how, you can change or revoke your proxy.

Q:	What happens if I do not give specific voting instructions?

A:
If you are a stockholder of record and you return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by the board on both proposals presented in this Proxy Statement and as they may determine in their discretion on any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide specific voting instructions to the broker, bank or other organization that is the stockholder of record of your shares, the organization generally may vote on routine, but not non-routine, matters. The only routine matter expected to be voted on at the Annual Meeting is the ratification of the appointment of our independent auditor for 2019 (Proposal 2). If the organization does not receive instructions from you on how to vote your shares on Proposal 1, your shares will be subject to a broker non-vote and no vote will be cast on those matters. See “Q. What does it mean for a broker or other nominee to hold shares in ‘street name’?” above.

Q:	Who is paying for this proxy solicitation?

A:
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q: What does it mean if I receive more than one Notice of Internet Availability?

A:
If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices of Internet Availability to ensure that all of your shares are voted.

Q:	What if other matters are presented at the Annual Meeting?

A:
If a stockholder of record provides a proxy by voting in any manner described in this Proxy Statement, the proxy holders will have the discretion to vote on any matters, other than the two proposals presented in this Proxy Statement, that are properly presented for consideration at the Annual Meeting. We do not know of any other matters to be presented for consideration at the Annual Meeting.

Vote Required for Election or Approval
Introduction
Evolus’ only voting securities are the outstanding shares of common stock. As of the record date, which is 5:00 p.m., Eastern time, on April 23, 2019, there were 27,333,004 shares of common stock outstanding, each of which will be entitled to one vote on each proposal.
Only stockholders of record as of the record date will be entitled to notice of, and to vote at, the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any matter to be acted upon by the stockholders, as well as abstentions or any proxies containing broker non-votes.
Proposal 1 - Election of Directors
Each director will be elected by a plurality of the votes cast with respect to that director. Votes to “abstain” will not be counted for the purpose of determining whether a director is elected. Similarly, broker non-votes will not have any effect on the outcome of the election of directors, since broker non-votes are not counted as “votes cast.”
Proposal 2 - Ratification of Appointment of Independent Auditor for 2019
The ratification of Ernst & Young LLP as our independent auditor for the year ending December 31, 2019 must be approved by affirmative votes constituting a majority of the shares of common stock that are present in person or by proxy and entitled to vote thereon. Abstentions will count as votes against this proposal, since shares with respect to which the stockholder abstains will be deemed present and entitled to vote. Because this proposal is considered a routine matter, discretionary votes by brokers will be counted.

Corporate Governance
Board of Directors Overview
Under our Bylaws and the Delaware General Corporation Law, our business and affairs are managed by or under the direction of the board of directors, which selectively delegates responsibilities to its standing committees.
We expect directors to regularly attend meetings of the board and of all committees on which they serve and to review the materials sent to them in advance of those meetings. Although we have no formal policy requiring attendance, directors are encouraged to attend the Annual Meeting and we expect nominees for election at each annual meeting of stockholders to participate in the Annual Meeting. The board generally expects to hold four regular meetings per year and to meet on other occasions when circumstances require. Directors spend additional time preparing for board and committee meetings, and we may call upon directors for advice between meetings. The board held twelve meetings in 2018. Each director attended 75% or more of the aggregate number of meetings of the board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
The board maintains an audit committee, a compensation committee and a nominating and corporate governance committee. The board has adopted charters for each of the committees, and those charters are to be reviewed annually by the committees and the board. Each of the audit, compensation and nominating and corporate governance committee charters is available to our stockholders at www.evolus.com.
The committees have the functions and responsibilities described in the sections below.
Independence of Directors
Under the rules of the Nasdaq Global Market, or Nasdaq, independent directors must comprise a majority of a listed company’s board within twelve months from the date of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent within twelve months from the date of listing. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy additional independence criteria, including those set forth in Rule 10C-1 of the Exchange Act. Under Nasdaq rules, a director will qualify as an “independent director” only if, in the opinion of that company’s board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board or any other board committee: (a) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (b) be an affiliated person of the listed company or any of its subsidiaries.
In order to be considered independent for purposes of Rule 10C-1 under the Exchange Act, each member of the compensation committee must be a member of the board of the listed company and must otherwise be independent. In determining independence requirements for members of compensation committees, the national securities exchanges and national securities associations are to consider relevant factors, including: (a) the source of compensation of a member of the board of a listed company, including any consulting, advisory or other compensatory fee paid by the listed company to such member; and (b) whether a member of the board of a listed company is affiliated with the listed company, a subsidiary of the listed company or an affiliate of a subsidiary of the listed company.
The board undertook a review of the independence of each director and considered whether each director has a material relationship with Evolus that could compromise his or her ability to exercise independent judgment. Based upon information requested from and provided by each director regarding each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Related-Person Transactions,” the board has determined that each of David Gill, Robert Hayman, Bosun Hau, and Kristine Romine, M.D. qualify as independent directors in accordance with the rules of Nasdaq and Rules 10C-1 and 10A-3 under the Exchange Act.
Controlled Company
Under the Nasdaq rules, a company is a “controlled company” if more than 50% of the combined voting power for the election of directors is held by an individual, group or another company. Because, as of April 23, 2019, ALPHAEON Corporation, or ALPHAEON, controls a majority of the voting power of our outstanding common stock, we are a controlled company for purposes of the Nasdaq rules. As a controlled company, the Nasdaq rules provide an exemption from the obligation to comply with certain corporate governance requirements, including the requirements:

•	that a majority of the board of directors consists of independent directors;

•	that we have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that we have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.
These exemptions do not modify the independence requirements for our audit committee. Presently, we utilize these “controlled company” exemptions to the corporate governance requirements of Nasdaq, and as a result, our nominating and corporate governance and compensation committees do not consist entirely of independent directors. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.
Code of Conduct
We have a Code of Conduct applicable to all directors, officers and employees of Evolus and its subsidiaries. We have posted the Code of Business Conduct on our website www.evolus.com. We will post any amendments to the Code of Conduct on our website. In accordance with the requirements of the SEC and Nasdaq, we will also post waivers applicable to any of our officers or directors from provisions of the Code of Conduct on our website. We have not granted any such waivers to date.
We have implemented whistleblower procedures, which establish format protocols for receiving and handling complaints from employees. Employees should communicate any concerns regarding accounting or auditing matters promptly to their supervisor or Evolus’ Compliance Officer.
Board Oversight of Risk
The board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable the board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.
The board is responsible for monitoring and assessing strategic risk exposure, while the audit committee considers and discusses our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee, nominating and corporate governance committee and compensation committee support our board of directors in discharging its oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Board Leadership Structure
The board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. As a general policy, we believe that separation of the positions of Chairman of our board of directors and our Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, Mr. Moatazedi, our Chief Executive Officer, does not serve as our Chairman of the board of directors. Our board believes that this is the appropriate leadership structure for us at this time and will allow the board to fulfill its role with appropriate independence and is in the best interest of our stockholders.
The board has concluded that our current leadership structure is appropriate at this time. However, the board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Audit Committee
The principal responsibilities of the audit committee include:

•
evaluating the performance, independence and qualifications of our independent registered public accounting firm and determining whether to retain our existing independent registered public accounting firm or engage a new independent registered public accounting firm;

•	reviewing and approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management;

•	furnishing the audit committee report required by SEC rules to be included in the proxy statement;

•
reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing and approving related party transactions;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing our internal audit function, including its purpose, authority, budget and staffing; and

•	reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.
Our independent auditor is ultimately accountable to the audit committee. The audit committee has the ultimate authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor. Both our independent registered public accounting firm and management periodically meet privately with our audit committee, at least annually.
The current members of the audit committee are David Gill, who serves as chair, Bosun Hau and Robert Hayman. Messrs. Gill and Hayman are standing for re-election at the Annual Meeting. The board has determined that each of the audit committee members is financially literate. The board also determined that each of the current members of the audit committee is independent, as defined in the listing standards of Nasdaq. The board has also determined that Mr. Gill is an audit committee financial expert in accordance with the standards of the SEC. The audit committee held five meetings in 2018.
Compensation Committee
The principal responsibilities of the compensation committee include:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

•	reviewing and approving the compensation, the performance goals and objectives relevant to the compensation, and other terms of employment of our executive officers;

•
reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as administering, modifying, amending or terminating existing plans and programs;

•
reviewing incentive-based compensation arrangements and determining whether they encourage excessive risk-taking, reviewing and discussing the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•	making recommendations to the board regarding director compensation; and

•	preparing the annual compensation committee report required by SEC rules.

The current members of the compensation committee are Simone Blank, who serves as chair, David Gill and Vikram Malik. Mr. Gill is standing for re-election at the Annual Meeting. The board has determined that Mr. Gill is independent, as defined in the listing standards of Nasdaq.
The compensation committee held eleven meetings in 2018. The compensation committee has the sole authority to retain, oversee and terminate any compensation consultant to be used to assist in the evaluation of executive compensation and to approve the consultant’s fees and retention terms.
During our fiscal year ended December 31, 2018, our compensation committee engaged the services of Compensia, Inc., a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compared to the compensation practices of other companies. Compensia reports directly to the compensation committee. The compensation committee believes that Compensia does not have any conflicts of interest in advising the compensation committee under applicable SEC and Nasdaq rules.
Nominating and Corporate Governance Committee
The principal responsibilities of the nominating and corporate governance committee include:

•	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	reviewing communications from stockholders directed to the board, including evaluating nominations by stockholders of candidates for election to our board of directors;

•	monitoring and recommending modifications to our Insider Trading Policy, as necessary and advisable; and

•	reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee, including compliance of the audit committee with its charter.
The current members of the nominating and corporate governance committee are Bosun Hau, who serves as chair, Simone Blank, Vikram Malik and Kristine Romine, M.D. The board has determined that Mr. Hau and Dr. Romine are independent, as defined in the listing standards of Nasdaq.
The nominating and governance committee has the sole authority to elect, retain, terminate and approve the fees and other retention terms of consultants or search firms used to identify director candidates and to assist in the evaluation of director performance. The nominating and corporate governance committee held two meetings in 2018.
The nominating and corporate governance committee will consider candidates for director recommended by stockholders so long as the recommendations comply with our certificate of incorporation and bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and governance committee will evaluate such recommendations in accordance with its charter, our bylaws, our corporate governance guidelines, and the minimum qualifications and other criteria for board membership described in “Proposal 1 - Election of Directors—Director Qualifications.”
Our bylaws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders. The bylaws require that timely notice of the nomination in proper written form, including all required information as specified in the bylaws, be mailed to the Corporate Secretary at Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660.  For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-38381), filed with the SEC on February 12, 2018.

Certain Relationships and Related-Person Transactions
Pursuant to the charter of the audit committee, the audit committee is responsible for reviewing, approving and ratifying in advance any “related person transactions.” For purposes of the charter of the audit committee only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants and had or will have a direct or indirect material interest, involving an amount that exceeds $120,000. A “related person” is any executive officer, director or a holder of more than 5% of any class of our equity, including any of their immediate family members and any entity owned or controlled by such persons.
Our audit committee will review, on an annual basis, the previously approved related person transactions that are continuous in nature to determine whether such transactions should continue.
The following is a description of transactions since January 1, 2017 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 and 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements. The transactions set forth below were approved by the audit committee. We believe we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the audit committee and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.
Contribution Agreement and Related Agreements
On October 3, 2013, we entered into a contribution agreement with SCH-AEON, LLC, or SCH, the founders of Evolus, or the Evolus contributors, and J. Christopher Marmo, Ph.D. as the Evolus contributors’ representative, or the contribution agreement, which was amended in 2014, 2015 and 2016. Pursuant to the contribution agreement, the Evolus contributors contributed to SCH, 16,527,000 shares of our common stock, and 1,250,000 shares of our Series A preferred stock (or 2,065,875 shares of our common stock on an as-converted basis), constituting all of our then outstanding capital stock. As consideration, the Evolus contributors received membership interests in SCH. In addition, under the contribution agreement, the Evolus contributors had the option to require SCH to sell to ALPHAEON 1,652,700 shares of our common stock and 125,000 shares of our Series A preferred stock (or 206,587 shares of our common stock on an as-converted basis), which option was exercised in full in 2014. We refer to this option as the Evolus contributors’ put option.
Prior to the exercise of the Evolus contributors’ put option, SCH and ALPHAEON entered into a contribution agreement on March 28, 2014 whereby SCH contributed 90% of the then outstanding shares of our common stock and 90% of the outstanding shares of our Series A preferred stock to ALPHAEON. In exchange, ALPHAEON issued shares of its equity to SCH.
As a result of the exercise of the contributors’ put option, SCH and ALPHAEON entered into a stock purchase agreement. Under the stock purchase agreement, SCH sold and ALPHAEON purchased 10% of the then outstanding shares of our common stock and 10% of the then outstanding shares of our Series A preferred stock. As consideration, ALPHAEON agreed to make certain lump sum and royalty payments to SCH, or the payment obligations, which are ultimately allocable to the Evolus contributors. The payment obligations include (i) a $10.0 million up-front payment upon obtaining U.S. Food and Drug Administration, or FDA, approval for Jeuveau™ for the treatment of glabellar lines, (ii) perpetual quarterly royalties of a mid-teen percentage of net sales of Jeuveau™ within the United States and (iii) a high-single digit percentages of net sales of Jeuveau™ outside of the United States. As these future royalty streams were perpetual, ALPHAEON had the right under the stock purchase agreement to terminate any future payments for a one-time lump sum payment to SCH of $145.0 million.
As a result of the transactions contemplated by the foregoing agreements, ALPHAEON held 16,527,000 shares of our common stock and 1,250,000 shares of our Series A preferred stock (or 2,065,875 shares of our common stock on an as-converted basis), representing all of the outstanding shares of our capital stock. In connection with our initial public offering, all of our issued and outstanding shares of Series A preferred stock converted into 2,065,875 shares of our common stock.
On December 14, 2017, SCH and ALPHAEON entered into an amendment to the stock purchase agreement, or the amended purchase agreement, whereby we have also joined as a contractual party. Pursuant to the amended purchase agreement, ALPHAEON’s existing payment obligations were replaced with revised payment obligations, payable directly to the Evolus contributors, to be distributed to them ratably in accordance with their previous respective percentage ownership in our Series A preferred stock, and in exchange for the cancellation of the Class D units of SCH. Pursuant to the amended purchase agreement, effective upon the closing of our initial public offering, ALPHAEON immediately and automatically assigned to us and we immediately and automatically accepted and assumed all of ALPHAEON’s payment obligations under the stock purchase agreement, as amended by the amended purchase agreement.
Under the amended purchase agreement, the revised payment obligations consist of (i) an approximately $9.2 million up-front payment upon obtaining FDA approval for Jeuveau™ for the treatment of glabellar lines, (ii) quarterly royalty payments of a low single digit percentage of net sales of Jeuveau™ within the United States, (iii) quarterly royalty payments of a low single digit percentage of net sales of Jeuveau™ outside of the United States, and (iv) a $20.0 million promissory note that will mature on the 2.5 year anniversary of the first commercial sale of Jeuveau™ in the United States. The revised payment obligations set forth in (iii) and (iv) above will terminate for the quarter following the 10-year anniversary of the first commercial sale of Jeuveau™ in the United States. As these revised payment obligations are not perpetual, neither we nor ALPHAEON will have the right to terminate any future payments for a one-time lump sum payment. Under the amended purchase agreement, the estimated value of all revised payment obligations and the promissory note owed to the Evolus contributors was $55.7 million (comprised of $39.7 million related to the contingent royalty obligation and $16.0 million related to the contingent promissory note) as of February 12, 2018. In addition, under the amended purchase agreement, we agreed to make one-time bonuses to certain of our employees aggregating approximately $1.6 million pursuant to the respective terms of their offer letters, including a one-time bonus of $700,000 payable to Rui Avelar, M.D., our Chief Medical Officer, which was previously payable out of amounts owed to the contributors under the original stock purchase agreement. On February 1, 2019, the FDA granted approval of our BLA for the Product. In February 2019, we paid the $9.2 million milestone payment to the Evolus Founders and one-time bonuses of $1.6 million to certain former and current employees as described above.
Under the terms of the promissory note, ALPHAEON was the borrower prior to the closing of our initial public offering, and we became the borrower after the closing of our initial public offering. Under the promissory note, we will pay to J. Christopher Marmo, Ph.D. as the representative of the Evolus contributors, or the holder, $20.0 million representing the aggregate principal amount upon maturity of the promissory note. No interest will accrue on the promissory note. We will have the right to prepay the promissory note, in whole or in part, at any time and from time to time without penalty. Upon an event of default under the promissory note, all unpaid principal will become immediately due and payable at the option of the holder. An event of default will occur under the terms of the promissory note upon any of the following events: (i) we fail to meet the obligations to make the required payments thereunder, (ii) we make an assignment for the benefit of creditors, (iii) we commence any bankruptcy proceeding, (iv) we materially breach the stock purchase agreement or tax indemnity agreement, which is defined below, and such breach is not cured within 30 days, or (v) when ALPHAEON was the borrower, there occurs an event of default under the Notes, which is defined below, that is not cured during the applicable cure period or waived by the noteholders, and such noteholders have exercised their rights to foreclose on the collateral securing the Notes under ALPHAEON’s pledge of its assets, as discussed further below. No event of default was triggered or payment by ALPHAEON was made under the promissory note prior to the closing of our initial public offering.
In addition, upon a change-of-control of our company, all unpaid principal will become immediately due and payable. Under the terms of the promissory note, a change-of-control is defined as (i) the sale of all or substantially all of our assets, (ii) the exclusive license of Jeuveau™ or the business related to Jeuveau™ to a third-party (other than a sublicense under the Daewoong Agreement), or (iii) any merger, consolidation, or acquisition of our company, except a merger, consolidation, or acquisition of our company in which the holders of capital stock of our company immediately prior to such merger, consolidation, or acquisition hold at least 50% of the voting power of the capital stock of our company or the surviving entity. Notwithstanding the foregoing, the promissory note expressly provides that neither our initial public offering or any merger with or acquisition by ALPHAEON or any of its subsidiaries or affiliates constitutes a change-of-control.
Further, under the amended purchase agreement, we, ALPHAEON and SCH agreed to terminate the non-competition provision set forth in the contribution agreement, pursuant to which the Evolus contributors were prohibited, subject to limited exceptions, for a period of 5 years, from engaging in any business relating to the development, license, commercialization of, or performing any services or supervisory functions for persons or entities engaged in any business related to, a neurotoxin or neuromodulator.
Upon completion of our initial public offering, we assumed and agreed to pay the revised payment obligations under the amended purchase agreement. At the closing of our initial public offering, the outstanding related party borrowings from ALPHAEON were set-off and reduced, on a dollar-for-dollar basis, taking into account the then-fair value of all payment obligations we assumed from ALPHAEON, the estimated value of which, as of February 12, 2018, was $55.7 million (comprised of $39.7 million related to the contingent royalty obligation and $16.0 million related to the contingent promissory note).
In connection with the amended purchase agreement, we have entered into a tax indemnity agreement with the Evolus contributors, or the tax indemnity agreement, pursuant to which, effective upon our assumption of the revised payment obligations under the amended purchase agreement, which occurred upon the completion of our initial public offering, we are obligated to indemnify the Evolus contributors for any tax liability resulting from such assignment of the revised payment obligations from ALPHAEON to us. Under the stock purchase agreement, the payment obligations are contingent and are thus eligible for installment sale reporting under Section 453 of the Code. The entry into the amended purchase agreement would cause the Evolus contributors to be treated for U.S. federal income tax purposes as receiving a distribution from SCH of the right to receive the contingent payments in a transaction in which no gain or loss is recognized such that the Evolus contributors may continue installment sale reporting with respect to the revised payment obligations to the same extent that installment sale reporting was available to SCH with respect to the original payment obligations prior to the execution of the amended purchase agreement. Under the tax indemnity agreement, we are obligated to indemnify the Evolus contributors for any taxes or penalties required to be paid by the Evolus contributors in the event the U.S. Internal Revenue Service or other taxing authority were to determine that our assumption of the revised payment obligations under the amended purchase agreement rendered continued installment sale reporting unavailable to the Evolus contributors. Any taxes or penalties paid by us on behalf of the Evolus contributors under the tax indemnity agreement will be offset dollar-for-dollar against the promissory note and future royalties that will be payable to the Evolus contributors under the amended purchase agreement.
Guaranty of ALPHAEON’s Convertible Notes and Intercreditor Agreement
ALPHAEON was, as of December 31, 2017, the borrower under (i) certain convertible promissory notes issued by ALPHAEON for an aggregate principal amount of approximately $53.0 million, or the convertible promissory notes, and (ii) a certain convertible bridge note issued by ALPHAEON to Longitude Venture Partners II, L.P., or Longitude, for a principal amount of $2.5 million, or the convertible bridge note, collectively, the Notes. Kristine Romine, M.D., a member of our board of directors, Dental Innovations BVBA, or DI, and Alpha International Investment Ltd., or Alpha, each hold one or more convertible promissory notes. Simone Blank, a member of our board of directors, is the co-owner of DI. Bosun Hau, a member of our board of directors, is employed by an entity affiliated with Alpha. In April 2017, we agreed to unconditionally guaranty ALPHAEON’s obligations under the Notes and we granted to Longitude, as the holder of the convertible bridge note, and DI, as collateral agent for the holders of the convertible promissory notes, a first priority lien and security interest in substantially all of our assets pursuant to separate guaranty and security agreements, or the Evolus security agreements. We refer to the ALPHAEON security agreements and the Evolus security agreements collectively as the convertible notes security agreements. In April 2017, we, as guarantor, also entered into an amended and restated intercreditor agreement with ALPHAEON, as borrower, Longitude, as the holder of the convertible bridge note, and DI, as collateral agent for the holders of the convertible promissory notes, or the intercreditor agreement. The intercreditor agreement sets forth certain rights of Longitude and DI in connection with the convertible bridge note, the convertible promissory notes and the collateral pledged pursuant to the convertible notes security agreements. ALPHAEON’s obligations under the Notes are secured by a first priority lien and security interest in substantially all of ALPHAEON’s assets, including all of the shares of our capital stock, granted by ALPHAEON to DI, as collateral agent for the holders of the convertible promissory notes, and Longitude, as the holder of the convertible bridge note, pursuant to separate pledge and security agreements, or the ALPHAEON security agreements. On December 14, 2017, ALPHAEON entered into an amendment to the amended and restated secured convertible note purchase agreement, or the amendment, pursuant to which it issued the convertible promissory notes, in order to permit ALPHAEON to issue an additional $3.3 million of convertible promissory notes.
On December 14, 2017, we and ALPHAEON entered into amendments with each of Longitude, as the holder of the convertible bridge note, and DI, as collateral agent for the holders of the convertible promissory notes. Pursuant to these amendments, we obtained a release of our guaranty and a termination of the security interest in our assets and the Evolus security agreements, effective immediately upon the completion of our initial public offering. ALPHAEON’s obligations under the ALPHAEON security agreements remained outstanding following the completion of our initial public offering.
We initially recorded a liability and corresponding deemed distribution to ALPHAEON as a reduction to additional paid-in-capital in equity in April 2017 to reflect the joint and several liability. These amounts were subsequently adjusted to reflect changes in the balance of the Notes obligation. As we and ALPHAEON had not agreed to what portion of this joint and several liability each would pay, we developed a range of amounts that it expected to pay under the Guaranty Agreements and selected the amount from within that range that it determined to be the best estimate, which equaled $138.7 million as of December 31, 2017 (2.5 times the outstanding principal amount of the Notes as of that date), representing the total principal amount due to the Note holders upon redemption of the Notes at maturity.
On December 14, 2017, we and ALPHAEON entered into amendments with the holder of the convertible bridge note, and with the collateral agent for the holders of the convertible promissory notes. Under the terms of the amendment it was agreed that our guaranty of the Notes and the security interest in our assets would terminate effective upon the closing of our initial public offering.

Subsequent to December 31, 2017, ALPHAEON issued $0.8 million additional convertible promissory notes, including $0.1 million convertible promissory notes to Murthy Simhambhatla, Ph.D., the Company’s former President and Chief Executive Officer and former member of the board of directors. As a result of this additional issuance, the total note obligations under all the Notes increased $2.0 million to $140.7 million (2.5 times the total outstanding principal amount of $56.3 million) immediately before our initial public offering. Approximately $0.6 million in excess of the then balance of additional paid-in capital was recorded in accumulated deficit.
As provided within the Amended and Restated Secured Note Purchase Agreement and Guaranty Agreements, in conjunction with its recognition of the joint and several liability, we also recorded a receivable from ALPHAEON, which equals the current balance of the amounts it owed to ALPHAEON under its related party borrowing arrangements. No amounts were paid under this joint and several liability by us in the year ended December 31, 2017. The difference between the amount of the joint and several liability and the related party receivable of $66.1 million in the year ended December 31, 2017, was recorded as a deemed distribution to ALPHAEON, in stockholders’ equity (deficit) to additional paid-in capital in the period the transaction with the related party was made. Approximately $4.3 million in excess of the then additional paid-in capital balance was recorded in accumulated deficit as of December 31, 2017. In January 2018 immediately prior to our initial public offering, we recorded an increase of $1.1 million in the receivable from ALPHAEON with a corresponding increase in additional paid-in capital. The related party receivable balance increased to $73.7 million immediately prior to our initial public offering.

As of February 12, 2018, the closing date of our initial public offering, we were released of the $140.7 million note obligation for all guaranty and security obligations under the Guaranty Agreements, and the related party receivable from ALPHAEON of $73.7 million was settled, resulting in a capital contribution of $67.0 million. ALPHAEON’s security interest in Evolus’ assets was also terminated.
Stockholder Agreement
On December 14, 2017, we entered into a stockholder agreement with ALPHAEON, DI, as collateral agent, and Longitude. The stockholder agreement provides ALPHAEON with certain registration rights, and upon an event of default by ALPHAEON under the Notes, the registration rights granted to ALPHAEON under the stockholder agreement will immediately and automatically be assigned in full to DI and Longitude with respect to any registrable securities held by DI and Longitude.
At any time beginning 180 days after February 7, 2018, ALPHAEON may request that we register for resale all or a portion of its shares of common stock. ALPHAEON may also request that we file an automatic shelf registration statement on Form S-3 that covers the registrable securities requested to be registered, to the extent we are eligible to do so. Depending on certain conditions, and in addition to other exclusions, we may defer a demand registration for up to 90 days in any twelve-month period.
In the event that we propose to register any of our securities under the of Securities Act of1933, as amended, or the Securities Act, either for our account or for the account of our other security holders, ALPHAEON is entitled to certain piggyback registration rights allowing it to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, ALPHAEON is entitled to notice of the registration.
The stockholder agreement provides that we must pay all registration expenses (other than the underwriting discounts and commissions) in connection with effecting any demand registration or shelf registration. The stockholder agreement contains customary indemnification and contribution provisions by us for the benefit of ALPHAEON and its affiliates and, in limited situations, by ALPHAEON for the benefit of us and any underwriters with respect to written information furnished to us by ALPHAEON and stated by ALPHAEON to be specifically included in any registration statement, prospectus or related document.
The registration rights remain in effect with respect to any shares covered by the stockholder agreement until (i) all such shares have been sold pursuant to an effective registration statement under the Securities Act, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of the shares without limitation during a three-month period without registration.
Services Agreement
In January 2018, we entered into the services agreement with ALPHAEON, which became effective in connection with our initial public offering. The services agreement sets forth certain agreements between ALPHAEON and us that govern the respective responsibilities and obligations between ALPHAEON and us, as it relates to the services to be performed between us.

Pursuant to the services agreement, ALPHAEON provides us, and we provide ALPHAEON, as the case may be, certain administrative and development support services. For example, we receive from ALPHAEON certain general management, communication, intellectual property, human resources, office and information technology services, and we provide general accounting and legal services to ALPHAEON. In addition, pursuant to the services agreement, in 2018 we subleased from ALPHAEON all or part of its lease for its headquarters encompassing approximately 3,639 square feet of space, as certain of our executive, legal and financial personnel were formerly located at ALPHAEON’s headquarters.
The fees charged for any services rendered pursuant to the services agreement are the actual cost incurred by ALPHAEON or us, as the case may be, in providing the services for the relevant period.
In addition, pursuant to the services agreement, upon completion of our initial public offering, we paid ALPHAEON $5.0 million towards the repayment of our related party borrowings and the remaining related party borrowings then outstanding were forgiven and the amount was re-characterized as a capital contribution of ALPHAEON. As a result, upon the completion of our initial public offering, we were no longer indebted to ALPHAEON pursuant to our historical related party borrowings from ALPHAEON.
The services agreement became effective upon the completion of our initial public offering and has a one-year term. Thereafter, the services agreement will renew for successive one-year terms unless sooner terminated by either party. We or ALPHAEON may terminate the services agreement upon sixty days’ notice to the other party.
We also reimbursed ALPHAEON for compensation expenses and amounts due under employment agreements for individuals employed by ALPHAEON who worked full time for us, including J. Christopher Marmo, our former Chief Operating Officer.
Therapeutic Option Letter Agreement
On December 18, 2017, we entered into a therapeutic agreement, relating to certain rights to the therapeutic indications of botulinum toxin products under the Daewoong Agreement. Pursuant to the Daewoong Agreement, we received an option to expand the permitted uses of botulinum toxin products to cover all therapeutic uses in the covered territories and Japan, or the therapeutic option. Pursuant to the Daewoong Agreement, we may exercise the therapeutic option for a confidential exercise price, or the therapeutic option fee, upon thirty days’ notice to Daewoong. The therapeutic option expired December 31, 2018.
However, pursuant to the therapeutic agreement, we have agreed not to sell, sub-license or otherwise dispose in whole or in part the therapeutic option or the rights underlying the therapeutic option and we will hold the therapeutic option and the underlying rights in trust for ALPHAEON. We further agreed not to develop or make plans to develop any therapeutic indications for botulinum toxin products. In exchange for and as of the date of the therapeutic agreement, ALPHAEON reduced the related party borrowings owed by us by the amount of $2.5 million. Once exercised, the rights to the therapeutic indications shall be solely in the control of ALPHAEON. As of December 31, 2018, the right to exercise the therapeutic option was exercised by ALPHAEON, which remitted the exercise price directly to Daewoong.
In addition, under the therapeutic agreement, ALPHAEON has the right to negotiate the entry into an agreement with Daewoong for distribution rights for therapeutic indications of botulinum toxin products that are separate and distinct from the Daewoong Agreement, or the ALPHAEON-Daewoong agreement. We have agreed to ALPHAEON and Daewoong’s entry into the ALPHAEON-Daewoong agreement, so long as the terms do not diminish, interfere with or adversely affect our ability to distribute Jeuveau™ for aesthetic indications in the covered territories and Japan under the Daewoong Agreement. We expect these payments to be sufficient to cover all required payments to the Evolus contributors.
Outstanding Payable - Related Party Borrowings
As of December 31, 2018 and December 31, 2017, we owed ALPHAEON $0 and $72.6 million, respectively, representing related party borrowings from ALPHAEON as consideration for certain expenses incurred on our behalf, including research and development expenses, general and administrative support services and development support services.

To satisfy all outstanding related party borrowings from ALPHAEON through the closing of our initial public offering (inclusive of amounts that have been offset pursuant to the therapeutic agreement), we remunerated ALPHAEON through three methods, each of which was agreed upon by ALPHAEON and our company. First, pursuant to the amended purchase agreement, upon the completion of our initial public offering, we assumed and agreed to pay the revised payment obligations under the amended purchase agreement, and the outstanding related party borrowings from ALPHAEON was offset and reduced, on a dollar-for-dollar basis, taking into account the then-fair value of all payment obligations we assume from ALPHAEON, the estimated value of which, as of February 12, 2018, was $55.7 million. Second, pursuant to the services agreement, upon the completion of our initial public offering, we paid ALPHAEON $5.0 million from the proceeds of our initial public offering. Third, pursuant to the services agreement, the remaining balance of related party borrowings, after taking into account the offset and reduction of the then-fair value of all payment obligations we assumed from ALPHAEON under the amended purchase agreement, and the payment of $5.0 million, each upon completion of our initial public offering, was re-characterized as a capital contribution of ALPHAEON. As a result of these three methods, we are no longer indebted to ALPHAEON.
Exclusive Distribution and Supply Agreement with Clarion Medical Technologies Inc.
On November 30, 2017, we entered into an exclusive distribution and supply agreement, or the distribution agreement, with Clarion Medical Technologies Inc., or Clarion. The distribution agreement provides terms pursuant to which we will exclusively supply our product to Clarion in Canada. Clarion was previously a wholly-owned subsidiary of ALPHAEON. However, pursuant to previous agreements among ALPHAEON, Clarion, and previous equity holders of Clarion, the previous equity holders of Clarion had the option, and have exercised such option, to unwind ALPHAEON’s acquisition of Clarion. As a result, ALPHAEON and SCH, jointly and severally owe the equity holders of Clarion an unwinding fee of $9.6 million, or the unwinding fee. We have agreed that the unwinding fee will be reduced, on a dollar-for-dollar basis, pursuant to the terms of the distribution agreement. The distribution agreement sets forth that a portion of the proceeds received from each unit of product purchased by Clarion shall be paid directly to the previous equity holders of Clarion, and will reduce, on a dollar-for-dollar basis, the amount of the unwinding fee ALPHAEON owes. We are not contractually obligated to pay the unwinding fee to the previous equity holders of Clarion. In the event that the distribution agreement is terminated or if we fail to provide product to Clarion in Canada, ALPHAEON and SCH will remain jointly and severally liable to the previous equity holders of Clarion for the balance of the unwinding fee. In addition, if ALPHAEON or SCH repays the unwinding fee in full at any time, the agreement may be terminated by us or if continued, we will no longer utilize a portion of the proceeds received from the sale of each unit of product to reduce the unwinding fee and will thereafter realize the full proceeds of each sale of a unit of product to Clarion. No portion of any amount of the unwinding fee that is paid through the distribution agreement will reduce our related party borrowings from ALPHAEON.
In addition, ALPHAEON and SCH have agreed with Clarion to pay the unpaid amount of the unwinding fee on December 31, 2022, if demanded by the previous equity holders of Clarion.
The distribution agreement will terminate upon the earlier of the fifth anniversary of the approval of our NDS from Health Canada for the product, or at such time the unwinding fee is paid in full. Thereafter, the distribution agreement may be renewed by mutual agreement of the parties. We or Clarion may terminate the distribution agreement if the other party materially breaches without cure for sixty days or becomes insolvent, seeks protection under any bankruptcy proceeding, or such proceeding is instituted against the other party and not dismissed within sixty days.
Employment of David Moatazedi’s Brother-In-Law
Since September 2018, we have employed Mr. Moatazedi’s brother-in-law as a Marketing Manager and Analyst. He receives compensation commensurate with his level of experience and other employees having similar responsibilities. His offer letter provides for a base salary of $130,000 on an annual basis, a bonus of up to 15% of base salary depending on achievement of certain company and individual performance metrics, an option to purchase up to 5,000 shares of common stock on our standard form of Stock Option Agreement as well as participation in our general employee welfare programs. The total salary paid to Mr. Moatazedi’s brother-in-law for 2018 was approximately $39,000. He also received an option to purchase 5,000 shares of common stock and a bonus for 2018 performance, paid in February 2019 of approximately $5,000. He is not considered an officer under Section 16 of the Exchange Act and does not report directly to Mr. Moatazedi.
Consulting and Services Arrangement with David Moatazedi’s Brother-in-Law
Since 2018, we have engaged an IT consulting firm that is owned by another one of Mr. Moatazedi’s brothers-in-law to provide consulting services, including direct consulting by the brother-in-law, and certain general IT services. The total amount paid to the IT consulting firm in 2018 was approximately $119,000, and the firm will continue to provide services in 2019.

Director and Executive Compensation and Indemnification Agreements
Please see “Director Compensation” and “Executive Compensation” for a discussion regarding the compensation of our non-employee directors and our executive officers.
We enter into indemnification agreements with our directors and executive officers upon their election to office. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Director Compensation
Our director compensation program is intended to enhance our ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of our common stock. The board of directors reviews director compensation at least annually. The compensation committee has the sole authority to engage a consulting firm to evaluate director compensation.
Our non-employee directors receive equity and cash compensation for their service as directors. Non-employee directors receive an annual retainer of $40,000. Our non-executive board chairman receives an additional annual retainer of $35,000. Additionally, beginning in 2019 our non-employee directors receive compensation for committee service as follows:

Position	Amount($)
Audit Committee Chair	$20,000
Other Audit Committee Members	7,500
Compensation Committee Chair	15,000
Other Compensation Committee Members	6,000
Nominating and Corporate Governance Committee Chair	10,000
Other Nominating and Corporate Governance Committee Members	5,000
Beginning in 2019, equity awards for qualifying non-employee directors will consist of (a) an initial equity award with a value of approximately $230,000, upon initial election to the board, subject to vesting and to continued service on the board, and (b) annual equity awards with a value of approximately $135,000, subject to vesting and continued service on the board.
The following table shows the total compensation for non-employee directors during the year ended December 31, 2018. David Moatazedi, our Chief President and Executive Officer, and Murthy Simhambhatla, Ph.D, our former President and Chief Executive Officer, served as members of the board during 2018, but did not receive any additional compensation for such service as a director.
2018 DIRECTOR COMPENSATION TABLE

Director	Fees Earned or Paid in Cash($)	Option Awards(1)(2)($)	Total($)
Vikram Malik (Chairman)	48,583	110,318	158,901
Simone Blank	44,167	110,318	154,485
David Gill	46,375	102,032	148,407
Bosun Hau	44,167	110,318	154,485
Robert Hayman	39,750	110,318	150,068
Kristine Romine, M.D.	39,750	110,318	150,068

(1)
Represents the aggregate grant date fair value of option awards granted during 2018, computed in accordance with FASB ASC Topic 718. See footnotes to our financial statements included in our 2018 Annual Report on Form 10-K filed with the SEC on March 20, 2019 for a discussion of the assumptions we made in determining the grant date fair value of our option awards.

(2)	The options reflected in the above table constitute the aggregate number of stock awards and stock options outstanding for each non-employee director at the end of 2018.

Proposal 1 - Election of Directors
The board of directors is currently comprised of seven directors and is divided into three classes: Class I, Class II and Class III. Each class of directors serves for a three-year term, with one class of directors being elected by our stockholders at each annual meeting. David Gill and Robert Hayman serve as Class I Directors, with terms of office expiring at this year’s Annual Meeting. Simone Blank and Bosun Hau serve as Class II Directors, with terms of office expiring at the 2020 Annual Meeting of Stockholders. David Moatazedi, Vikram Malik and Kristine Romine, M.D. serve as Class III Directors, with terms of office expiring at the 2021 Annual Meeting of Stockholders.
Upon the recommendation of the nominating and corporate governance committee, Messrs. Gill and Hayman are the board’s nominees for election to the board at the Annual Meeting. The Class I directors will be elected to hold office until the 2022 Annual Meeting and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by our bylaws, to elect Messrs. Gill and Hayman as Class I Directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless the board chooses to reduce the number of directors serving on the board. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.
Director Qualifications
The board of directors has determined that, as a whole, it must have the right mix of characteristics, skills and diversity to provide effective oversight of our company. In selecting directors, the board seeks to achieve a mix of directors that enhances the diversity of background, skills and experience on the board, including with respect to age, gender, international background, ethnicity and specialized experience. Directors should have relevant expertise and experience and be able to offer advice and guidance to our Chief Executive Officer based on that expertise and experience.
Each director is also expected to:

•	possess fundamental qualities of intelligence, honesty, perceptiveness, maturity, integrity, fairness and responsibility;

•	have a genuine interest in Evolus and recognize that as a member of the board, each director is accountable to all of our stockholders, not to any particular interest group;

•	be of the highest ethical character and share the values of Evolus as reflected in its Code of Conduct;

•	be highly accomplished in his or her field, with superior credentials and recognition;

•	possess sound business judgment, be able to work effectively with others, have sufficient time to devote to our affairs; and be free from conflicts of interest; and

•	have independent opinions and be willing to state them in a constructive manner.
The board periodically reviews the diversity of skills and characteristics needed in the board’s oversight of our company, as well as the effectiveness of the mix of skills and experience. The board considers the skill areas represented on the board, those skill areas represented by any directors who are expected to retire or leave the board in the near future, and recommendations of directors regarding skills that could improve the ability of the board to carry out its responsibilities.
Identifying and Evaluating Nominees for Directors
When the board of directors or its nominating and corporate governance committee has identified the need to add a new director with specific qualifications or to fill a vacancy on the board, the chair of the nominating and corporate governance committee will initiate a search, seeking input from other directors and senior management, review any candidates that the nominating and corporate governance committee has previously identified, and, if necessary, hire a search firm. The nominating and corporate governance committee will identify the initial list of candidates who satisfy the specific criteria and otherwise qualify for membership on the board. Selected members of the board of directors will interview each qualified candidate; other directors will also interview the candidate if practicable. Based on a satisfactory outcome of those interviews, the nominating and corporate governance committee will make its recommendation on the candidate to the board.

Our Bylaws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders. The bylaws require that timely notice of the nomination in proper written form, including all required information, be provided to the Corporate Secretary.
Information Regarding Directors
The following table sets forth the name of each current director, including each nominee for Class I Director, together with their age (as of April 23, 2019) and the year in which they became a director.

Director	Age	Director Since	Term Expires
Class I Directors:
David Gill	64	2018	2019
Robert Hayman	60	2018	2019
Class II Directors:
Simone Blank	56	2018	2020
Bosun Hau	40	2018	2020
Class III Directors:
David Moatazedi	41	2018	2021
Vikram Malik	56	2018	2021
Kristine Romine, M.D.	54	2018	2021
The information appearing in the following table sets forth, for each director and nominee for election as a director, as of April 23, 2019:

•	The director or nominee’s professional experience for at least the past five years.

•	The year in which the director or nominee first became one of our directors.

•	Each committee of the board of directors on which the director or nominee currently serves.

•	The director or nominee’s age as of the record date for the Annual Meeting.

•	The relevant skills the director or nominee possesses that qualify him or her for service on the board.

•	Directorships held by each director or nominee presently and at any time during the past five years at any public company or registered investment company.

David Gill	Robert Hayman
Age: 64 Evolus Board Service ● Tenure: 16 months (February 2018) ● Audit Committee (Chair) ● Compensation Committee	Age: 60 Evolus Board Service ● Tenure: 17 months (January 2018) ● Audit Committee
Professional Experience
Mr. Gill has served as a member of our board of directors since February 2018. Mr. Gill has served as a member of the board of directors and audit committee chairman of Strata Skin Sciences since June 2018 and Y-mAbs Therapeutics, Inc. since December 2017. Mr. Gill has served as a member of the board of directors and audit committee chairman of Histogenics Corporation since 2015. Since 2012, Mr. Gill has also served as a member of the board of directors and audit committee chairman of Melinta Therapeutics (formerly known as Cempra, Inc.). From May to November 2015, Mr. Gill served as the President and Chief Financial Officer of EndoChoice, Inc., a medical device company focused on gastrointestinal disease. Mr. Gill joined EndoChoice, Inc. as Chief Financial Officer in August 2014 and was subsequently appointed President in 2015. From February 2011 to August 2013, he served as the Chief Financial Officer of INC Research, now known as Syneos Health, a clinical research organization. Mr. Gill holds a B.S. in Accounting from Wake Forest University and an M.B.A. from Emory University, and is a certified public accountant (inactive).

Professional Experience
Mr. Hayman has served as a member of our board of directors since January 2018. From April 2014 to February 2018, Mr. Hayman served as a member of ALPHAEON’s board of directors. Since 2011, Mr. Hayman has served as the owner and Chief Executive Officer of Hayman Properties, a real estate investment and development business. Since 2015, Mr. Hayman has served as Principal, Chairman and Chief Executive Officer of Perimetrics, LLC, a dental diagnostic service company. Since April 2008, Mr. Hayman served as Principal at Common Sense Concepts, LLC, a dental device development company. From 1993 to February 2008, Mr. Hayman served as the co-founder, Chief Executive Officer and Chairman of Discus Dental, Inc. Mr. Hayman attended the Masters Degree program in Psychology at Pepperdine University, and received a B.S. in Business Administration from Boston University.

Relevant Skills
We believe that Mr. Gill’s extensive experience as an executive in the life sciences industry and his prior service as a senior-level executive in mature life sciences companies qualifies him to serve on the board.

Relevant Skills We believe Mr. Hayman’s extensive business and leadership experience qualifies him to serve on the board.
Other Public Board Service
● Strata Skin Sciences June 2018-present
● Y-mAbs Therapeutics, Inc. December 2017-present
● Histogenics Corporation February 2015-present
● Melinta Therapeutics April 2012-present
Other Public Board Service ● N/A

Vikram Malik	Simone Blank
Age: 56 Evolus Board Service ● Tenure: 17 months (January 2018) ● Chairman of the Board ● Nominating and Corporate Governance Committee ● Compensation Committee	Age: 56 Evolus Board Service ● Tenure: 17 months (January 2018) ● Compensation Committee (Chair) ● Nominating and Corporate Governance Committee
Professional Experience
Mr. Malik has served as a member and the Chairman of our board of directors since January 2018. Mr. Malik has served as a member of ALPHAEON’s board of directors since April 2014. Since May 2013, Mr. Malik has served as the Managing Partner of SCH. From August 2011 to May 2013, Mr. Malik served as Vice Chairman, Investment Banking for Deutsche Bank Securities, Inc. From November 2010 to August 2011, Mr. Malik served as a Managing Director in the Healthcare Corporate and Investment Banking Group of Merrill Lynch, Pierce, Fenner & Smith Incorporated. From June 2000 to November 2010, Mr. Malik served as the Managing Director of Banc of America Securities, LLC. Mr. Malik received a B.A. in Economics from Delhi University and an M.B.A. from Boston University Graduate School of Management.

Professional Experience
Ms. Blank has served as a member of our board of directors since January 2018. Ms. Blank has served as the chairman of the board of directors of ALPHAEON since July 2016. Ms. Blank is also the co-owner of Dental Innovations BVBA, the collateral agent for the holders of certain convertible promissory notes issued by ALPHAEON. Since 2013, Ms. Blank has served as a member of the board of directors of several private healthcare companies. From May 2006 to October 2013, Ms. Blank served as a member of the board of directors of Sirona Dental Systems Inc., or Sirona, a dental technology manufacturer previously listed on Nasdaq. From July 1999 to October 2013, Ms. Blank served as Executive Vice President and Chief Financial Officer of Sirona. Prior to July 1999, Ms. Blank was an engagement manager in the merger and acquisition transaction group of PricewaterhouseCoopers after having gained global financial experience as a certified public accountant and tax advisor. Ms. Blank received a M.Sc. in Economics from the University of Duisburg, Germany.

Relevant Skills We believe Mr. Malik’s extensive experience in the investment banking and financial services industry, as well as his role at SCH, qualifies him to serve on the board.	Relevant Skills We believe Ms. Blank’s extensive business and leadership experience qualifies her to serve on the board.
Other Public Board Service ● N/A	Other Public Board Service ● N/A

Bosun Hau	Kristine Romine, M.D.
Age: 40 Evolus Board Service ● Tenure: 17 months (January 2018) ● Audit Committee ● Nominating and Corporate Governance Committee (Chair)	Age: 54 Evolus Board Service ● Tenure: 17 months (January 2018) ● Nominating and Corporate Governance Committee
Professional Experience
Mr. Hau has served as a member of our board of directors since January 2018. Mr. Hau has served as a member of ALPHAEONís board of directors since May 2016. Since February 2018, Mr. Hau has served as a director of Cellular Biomedicine Group, Inc. Since April 2019, Mr. Hau has served as a Managing Director of Tybourne Capital. From October 2015 to April 2019, Mr. Hau has served as a Managing Director and Partner of Sailing Capital. From August 2009 to October 2015, Mr. Hau served as a Partner of MVM Life Science Partners LLP. From July 2004 to August 2007, Mr. Hau served as an equity research analyst covering the medical device and pharmaceutical industries for JP Morgan Securities, Inc. and Prudential Securities, Inc. Since 2009, Mr. Hau has served as a member of the board of directors of several private biotechnology, specialty pharmaceutical and medical device companies. Mr. Hau received a B.S. in Molecular and Cellular Biology, a B.S.H.S. in Physiological Sciences and a B.A. in Psychology from the University of Arizona, an M.Sc. in Biotechnology from Johns Hopkins University and an M.B.A in Finance and Health Management from the Wharton School at the University of Pennsylvania.

Professional Experience
Dr. Romine has served as a member of our board of directors since January 2018. From April 2017 to February 2018, Dr. Romine served as a member of ALPHAEON’s board of directors. In July 2003, Dr. Romine founded and has since served as the Chief Executive Officer of Camelback Dermatology & Skin Surgery in Phoenix, Arizona. Dr. Romine holds a B.S. in Biology from the University of Arizona and an M.D. from the Medical College of Wisconsin.

Relevant Skills We believe Mr. Hau’s extensive experience in the venture capital, private equity and financial services industries qualifies him to serve on the board.	Relevant Skills We believe Dr. Romine’s extensive experience in the dermatology industry qualifies her to serve on the board.
Other Public Board Service ● Cellular Biomedicine Group, Inc. February 2018-present	Other Public Board Service ● N/A

David Moatazedi
Age: 41 Evolus Board Service ● Tenure: 13 months (May 2018)
Professional Experience
Mr. Moatazedi has served as our President, Chief Executive Officer and as a member of our board of directors, since May 2018. Prior to that time, Mr. Moatazedi was the Senior Vice President at Allergan, Inc., or Allergan, and division head of the U.S. Medical Aesthetics division, which includes facial aesthetics, plastic surgery, regenerative medicine, body contouring, and skin care products from March 2016 to May 2018. Since March 2017, Mr. Moatazedi has served as a member of the board of directors of Obalon Therapeutics, Inc., a public medical device company focused on developing and commercializing medical devices to treat obese and overweight people by facilitating weight loss. Mr. Moatazedi has worked in various leadership capacities within Allergan since March 2005, including as Vice President, Sales and Marketing of the U.S. Facial Aesthetics division from August 2014 to March 2016 and Vice President, Sales and Market of the U.S. Plastic Surgery division from February 2013 to August 2014. Prior to Allergan, Mr. Moatazedi was a district manager at Novartis Pharmaceuticals for the Dermatology division. Mr. Moatazedi holds an M.B.A. from Pepperdine University and a B.A. from California State University, Long Beach.

Relevant Skills We believe that Mr. Moatazedi’s extensive leadership experience and industry knowledge qualify him to serve on the board.
Other Public Board Service ● Obalon Therapeutics, Inc. March 2017-present

The board of directors recommends a vote
FOR
each of Mr. Gill and Mr. Hayman for election as Class I directors.

Security Ownership of
Certain Beneficial Owners and Management
The following table sets forth the number of outstanding shares of common stock beneficially owned and the percentage of common stock beneficially owned, as of April 23, 2019, by:

•	each person known to us to be the beneficial owner of more than five percent of the then-outstanding common stock;

•	each director and named executive officer; and

•	all of our directors and executive officers as a group.
The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire by June 22, 2019 (sixty days after April 23, 2019) through the exercise or conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose.
The percentage of beneficial ownership in the table below is based on 27,333,004 shares of common stock deemed to be outstanding as of April 23, 2019.
Unless otherwise indicated, the address of all individuals listed above is c/o Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, California 92660.

Beneficial owner	Shares Beneficially Owned	% of Total Voting Power
Named Executive Officers and Directors
David Moatazedi(1)	295,504	1.1%
Lauren Silvernail(2)	57,500	* %
Murthy Simhambhatla, Ph.D.(3)	162,004	*
Michael Jafar(4)	55,500	*
Vikram Malik(5)	30,787	*
Simone Blank(5)(6)	309,411	1.1%
Bosun Hau(5)	24,427	*
Kristine Romine, M.D.(5)(7)	56,094	*
Robert Hayman(5)	14,387	*
David Gill(8)	19,181	*
All executive officers and directors as a group (11 persons)	1,074,720	3.9%
Greater than 5% Holders
ALPHAEON Corporation(9)	15,268,987	55.9%
Wellington Management Group LLP(10)	1,523,292	5.6%

*	Less than 1%

(1) Represents options to purchase shares of common stock exercisable within 60 days of April 23, 2019.
(2) Includes options to purchase 50,000 shares of common stock exercisable within 60 days of April 23, 2019 and 7,500 shares of common stock that will be delivered pursuant to restricted stock units within 60 days of April 23, 2019.

(3)
Includes options to purchase 127,402 shares of common stock exercisable within 60 days of April 23, 2019. Mr. Simhambhatla resigned from his position as President and Chief Executive Officer in May 2018.

(4) Includes options to purchase 30,000 shares of common stock exercisable within 60 days of April 23, 2019 and 12,500 shares of common stock that will be delivered pursuant to restricted stock units within 60 days of April 23, 2019.

(5)	Includes options to purchase 14,387 shares of common stock exercisable within 60 days of April 23, 2019.

(6)
Includes 295,024 shares of common stock held by Dental Innovations BVBA (“DI”). As a shareholder of DI, Ms. Blank may be deemed to share voting and dispositive power over the shares of DI. Ms. Blank disclaims beneficial ownership of the reported securities except to the extent of her pecuniary interest therein.

(7)	Includes 1,360 shares of common stock held by Dr. Romine’s son who shares the same household.

(8)	Includes options to purchase 16,181 shares of common stock exercisable within 60 days of April 23, 2019.

(9)
The address of ALPHAEON is 4040 MacArthur Blvd., Suite 310, Newport Beach, California 92660. ALPHAEON’s voting and investment decisions are made by its board of directors which, as of the date of this proxy statement, consists of Simone Blank, Jost Fischer, Juliet Tammenoms Bakker, Bosun Hau, Robert Grant, Vikram Malik and Richard Taketa. These members of ALPHAEON’s board of directors may be deemed to share voting, investment or dispositive power over the shares held by ALPHAEON.

(10) The ownership information disclosed above is based solely on the Schedule 13G report that Wellington Management Group LLP filed with the SEC on February 12, 2019 in its capacity as an investment adviser. According to the Schedule 13G report, Wellington Management Group LLP has shared voting power over 1,416,141 shares covered by the report and shared dispositive power over 1,523,292 shares covered by the report.
Changes in Control
In 2016, ALPHAEON entered into two substantially similar pledge and security agreements with DI and Longitude, respectively. Pursuant to the pledge and security agreements, ALPHAEON pledged and granted to DI, as collateral agent for several debt holders, and Longitude a continuing first priority lien and security interest in and to all of ALPHAEON’s right, title and interest in, among other items, securities and all other investment property held by ALPHAEON, including ALPHAEON’s entire ownership of our capital stock, or the collateral. The collateral secures the payment and performance of the obligations of ALPHAEON under the convertible promissory notes and convertible bridge note issued by ALPHAEON and other related agreements. Upon certain events of default, DI and Longitude may take possession, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the collateral. In the event DI or Longitude exercises such rights, upon an event of default, a change-of-control of our company may result.
Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and any persons owning ten percent or more of our common stock to file reports with the SEC to report their beneficial ownership of and transactions in our securities and to furnish us with copies of the reports.
Based solely upon a review of the Section 16(a) reports furnished to us, along with written representations from our executive officers and directors, we believe that all required reports were timely filed during 2018, except that one late Form 4 was filed for Kristine Romine, M.D. due to an administrative error.

Executive Officers
The following table sets forth, as of April 23, 2019, the names of our executive officers, their ages, their positions and business experience, and the year of their first election as officers. Each executive officer serves at the discretion of the board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
EXECUTIVE OFFICERS

Name	Age	Positions and Business Experience	Year First Elected Officer
David Moatazedi	41	Please see “Proposal 1. Election of Directors-Information Concerning Directors and Nominees for Election as Directors.”	2018
Lauren Silvernail	60
Mrs. Silvernail has served as our Chief Financial Officer and Executive Vice President, Corporate Development since May 2018. Prior to that time, Mrs. Silvernail served as the Chief Financial Officer and Chief Business Officer of Revance Therapeutics, Inc., or Revance, a pharmaceutical research and development company, from December 2015 to May 2018 and as Revance's Chief Financial Officer and Executive Vice President, Corporate Development from March 2013 to December 2015. From 2003 to 2012, Mrs. Silvernail was Chief Financial Officer and Vice President of Corporate Development at ISTA Pharmaceuticals, Inc., a pharmaceutical research and development company. From 1995 to 2003, Mrs. Silvernail served in various operating and corporate development positions with Allergan, including Vice President, Business Development. Prior to joining Allergan, Mrs. Silvernail worked at Glenwood Ventures, an investment firm, as a General Partner. She currently serves on the board of directors and the audit and compensation committees of Nicox S.A. Mrs. Silvernail holds a B.A. in Biophysics from the University of California, Berkeley and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles.
			2018
Rui Avelar	57
Dr. Avelar has served as our Chief Medical Officer since January 2014 and was appointed our Head of Research and Development in August 2018. From January 2014 to February 2018, Dr. Avelar also served as the Chief Medical Officer of ALPHAEON. From March 2011 to December 2013, he served as Chief Medical Officer of Allergan Medical, where he was responsible for clinical development, clinical operations, safety, medical writing, biostatistics and regulatory matters. Dr. Avelar holds a M.D. from the University of Toronto and has received training accreditation in Sports Medicine from the Canadian Academy of Sports Medicine
			2014
Michael Jafar	38
Mr. Jafar has served as our Chief Marketing Officer since June 2018.  From April 2017 to June 2018, he served as Vice President, Medical Aesthetics at Allergan. Mr. Jafar has worked in various leadership capacities within Allergan since March 2003, including as Associate Vice President, Strategic Marketing and Communications of the Medical Aesthetics division from May 2015 to April 2017 and roles as Senior Director of Marketing for aesthetic products such as SkinMedica, Latisse and Juvederm from October 2011 to May 2015. Mr. Jafar holds an M.B.A. from the University of Southern California and a B.B.A. from the University of San Diego

			2018
There are no family relationships among any of our directors or executive officers.

Executive Compensation
Summary Compensation Table
The following table provides information concerning the compensation paid for 2018 and 2017 to our “named executive officers,” who consist of our President and Chief Executive Officer, our former President and Chief Executive Officer, and our two next most highly compensated executive officers during the year ended December 31, 2018.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus(1)		Stock Awards(2)	Option Awards(2)	All Other Compensation		Total
David Moatazedi	2018	$361,731	(3)	$436,644	(4)	$–	$4,995,803	$–		$5,794,178
President and Chief Executive Officer	2017	$–		$–		$–	$–	$–		$–
Murthy Simhambhatla	2018	$251,923	(5)	$–		$1,202,688	$4,916,369	$464,304	(6)	$6,835,284
Former President and Chief Executive Officer	2017	$500,000		$–		$–	$–	$–		$500,000
Lauren Silvernail	2018	$253,365	(7)	$101,068		$673,200	$2,604,260	$25,000	(8)	$3,656,893
Chief Financial Officer and Executive Vice President, Corporate Development	2017	$–		$–		$–	$–	$–		$–
Michael Jafar	2018	$187,096	(9)	$324,482	(10)	$1,416,000	$1,976,580	$25,000	(8)	$3,929,158
Chief Marketing Officer	2017	$–		$–		$–	$–	$–		$–

(1)
Reflects bonuses earned by Messrs. Moatazedi and Jafar and Ms. Silvernail with respect to achievements during the fiscal year ended December 31, 2018, which were paid in February 2019. Each of the bonuses paid is based on 100% achievement of key performance indicators applicable to the respective named executive officers, as determined by our board of directors.

(2)
Represents the aggregate grant date fair value of stock and option awards granted during 2018, computed in accordance with FASB ASC Topic 718. See Note 9, Stockholders’ Equity (Deficit) to our financial statements included in our 2018 Annual Report on Form 10-K filed with the SEC on March 20, 2019 for a discussion of the assumptions we made in determining the grant date fair value of our stock and option awards.

(3)
Pursuant to the Moatazedi employment agreement, which is defined below, Mr. Moatazedi is entitled to an annualized base salary of $550,000. Mr. Moatazedi was appointed our President and Chief Executive Officer in May 2018. As a result, we paid Mr. Moatazedi a base salary of $361,731 for the fiscal year ended December 31, 2018, which represents his prorated base salary from May 2018 to December 2018.

(4)	As consideration for entering into the Moatazedi employment agreement, Mr. Moatazedi received a $75,000 signing bonus in May 2018.

(5)
Mr. Simhambhatla resigned from his position as President and Chief Executive Officer in May 2018. The 2018 salary reported reflects the pro rata portion of Mr. Simhambhatla’s annual salary of $500,000 from January 1, 2018 through the end of his employment.

(6)
Represents amounts paid pursuant to the Separation Agreement, as defined below, as a result of which Mr. Simhambhatla received (i) continuation of base salary through December 31, 2018, and (ii) a lump sum cash payment of $193,151 (representing a prorated portion of Mr. Simhambhatla’s 2018 annual cash bonus). The terms of the Separation Agreement are described in more detail below under “-Potential Payments upon Termination or Change in Control.”

(7)
Pursuant to the Silvernail employment agreement, which is defined below, Mrs. Silvernail is entitled to an annualized base salary of $425,000. Mrs. Silvernail was appointed our Chief Financial Officer and Executive Vice President, Corporate Development in May 2018. As a result, we paid Mrs. Silvernail a base salary of $253,365 for the fiscal year ended December 31, 2018, which represents her prorated base salary from May 2018 to December 2018.

(8) Reflects a one-time payment of $25,000 for relocation expenses.

(9)
Pursuant to the Jafar employment agreement, which is defined below, Mr. Jafar is entitled to an annualized base salary of $345,000. Mr. Jafar was appointed our Chief Marketing Officer in June 2018. As a result, we paid Mr. Jafar a base salary of $187,096 for the fiscal year ended December 31, 2018, which represents his prorated base salary from June 2018 to December 2018.

(10) As consideration for entering into the Jafar employment agreement, Mr. Jafar received a $250,000 signing bonus paid in July 2018.
Narrative Explanation of the Summary Compensation Table
The compensation paid to our named executive officers consists of the following components:

•	base salary;

•	performance-based cash bonuses;

•	long-term incentive compensation in the form of stock options and restricted stock units; and

•	benefits consisting principally of health and welfare plan contributions.

Annual base salaries of our named executive officers in 2018 were as follows: David Moatazedi, $550,000; Murthy Simhambhatla, $251,923; Lauren Silvernail $425,000, and Michael Jafar, $345,000. Murthy Simhambhatla’s annual base salary in 2017 was $500,000.
Each of our named executive officers serving at the end of 2018 was eligible to receive a discretionary annual bonus equal to a percentage of his or her salary (100% for Mr. Moatazedi, 40% for Ms. Silvernail and 40% for Mr. Jafar) based on the achievement of key performance indicators determined by our board of directors. In May 2018, we paid a signing bonus of $75,000 to Mr. Moatazedi and a signing bonus of $250,000 to Mr. Jafar.
Our equity-based incentive awards are designed to align our interests and the interests of our current and future stockholders with those of our employees and consultants, including our named executive officers. Our board of directors is responsible for approving equity grants.
We may grant equity awards at such times as our board of directors determines appropriate. We will grant all equity compensation awards pursuant to our 2017 Omnibus Incentive Plan.
Outstanding Equity Awards at 2018 Fiscal Year-End
The following table sets forth information regarding each unexercised option held by each of our named executive officers as of December 31, 2018:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

	Option Awards(1)						Stock Awards(2)
			Number of Securities Underlying Unexercised Options				Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
David Moatazedi	5/6/2018	5/6/2018	–	1,182,019(3)	7.28	5/6/2028	–	–
President and Chief Executive Officer
Murthy Simhambhatla(4)	1/6/2018	1/6/2018	172,156	–	9.98	2/6/2020	50,112	$596,332
Former President and Chief Executive Officer
Lauren Silvernail	5/29/2018	5/29/2018	–	200,000(5)	22.44	5/29/2028	30,000(5)	$357,000
Chief Financial Officer and Executive Vice President, Corporate Development
Michael Jafar	6/18/2018	6/18/2018	–	120,000(6)	28.32	6/18/2028	50,000(6)	$595,000
Chief Marketing Officer
(1) All of the equity awards set forth above have been granted under the 2017 Omnibus Incentive plan.
(2) Reflects restricted stock units, each of which represents a contingent right to receive one share of our common stock.
(3) 25% of the shares subject to the option will vest annually on the first four anniversaries of May 6, 2018, subject to continuous service through each vesting date.
(4) Mr. Simhambhatla resigned from his position as President and Chief Executive Officer in May 2018. In connection with a Separation Agreement and General Release of Claims, (i) one-fourth of Mr. Simhambhatla’s original option award became exercisable on January 6, 2019 and all other shares underlying the option were forfeited and (ii) one-half of Mr. Simhambhatla’s restricted stock units vested on May 21, 2018 and the remaining one-half will vest on February 12, 2020. Pursuant to this agreement, 50,112 shares of Mr. Simhambhatla’s restricted stock vested on May 21, 2018, of which 15,510 were withheld for tax purposes.
(5) 25% of the shares subject to the award will vest annually on the first four anniversaries of May 29, 2018, subject to continuous service through each vesting date.
(6) 25% of the shares subject to the award will vest annually on the first four anniversaries of June 18, 2018, subject to continuous service through each vesting date.
Payments Upon Termination or Change in Control
Our named executive officers will be entitled to receive certain payments and benefits upon termination of their respective employment with our company, as described below under the section entitled “-Agreements with Our Named Executive Officers.”
On May 5, 2018, Mr. Simhambhatla notified us of his resignation as President and Chief Executive Officer, and as a member of our board of directors, effective as of May 6, 2018. In connection with Mr. Simhambhatla’s resignation, we entered into a Separation Agreement and General Release of Claims Agreement with Mr. Simhambhatla on May 10, 2018, or the Separation Agreement, setting forth the terms of Mr. Simhambhatla’s separation, which occurred on May 21, 2018, or the Separation Date. Pursuant to the terms of the Separation Agreement, in satisfaction of any and all obligations under his employment agreement, Mr. Simhambhatla will receive the following severance payments: (i) 12 months of base salary, which will be paid periodically pursuant our regularly scheduled pay periods and subject to customary payroll deductions, (ii) a lump sum cash payment of $193,151 (representing a prorated portion of Mr. Simhambhatla’s 2018 annual cash bonus), which we paid to Mr. Simhambhatla on the Separation Date, subject to customary payroll deductions, (iii) the continuation of health benefits through the end of the 12-month anniversary of the Separation Date, and (iv) reimbursement of any business expenses submitted in accordance with our expense reimbursement policy.

In addition, the stock options previously awarded to Mr. Simhambhatla remained outstanding on the Separation Date and will continue to become exercisable as though Mr. Simhambhatla remained in service for 12 months after the Separation Date. All vested stock options held by Mr. Simhambhatla will be exercisable at any time prior to February 6, 2020. Further, the earning and payment of the restricted stock units previously awarded to Mr. Simhambhatla will continue in accordance with the schedule in his award agreement as though he had remained in service.
Equity Compensation Plan Information
The following table provides information as of December 31, 2018 with respect to shares of common stock that may be issued under our 2017 Omnibus Incentive Plan:
COMMON STOCK ISSUABLE UNDER EQUITY PLAN

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (c)
Equity compensation plans approved by stockholders(2)	3,529,205(3)	$11.99	1,888,484
Equity compensation plans not approved by stockholders	—	—	—
Totals	3,529,205		1,888,484
(1) The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of Restricted Stock Units, since Restricted Stock Units have no exercise price.
(2) Consists of shares issuable under outstanding options under the 2017 Omnibus Incentive Plan plus an annual increase on each anniversary of November 21, 2017 equal to 4% of the total issued and outstanding shares of our common stock as of such anniversary (or such lesser number of shares as may be determined by our board of directors)
(3) Consists of 3,257,801 shares of common stock issuable upon the exercise of stock options and 271,404 shares of common stock deliverable upon settlement of Restricted Stock Units.
Other Compensation Matters
Agreements with Our Named Executive Officers
Below is a description of our employment agreements with Mr. Moatazedi, Mrs. Silvernail and Mr. Jafar. As of the date hereof, each of our named executive officers’ employment is “at will” and may be terminated at any time, subject to the severance benefits to which our named executive officers may be eligible for as further described below. Prior to his separation, we were also party to an employment agreement with Mr. Simhambhatla, which we previously filed as an exhibit to the Registration Statement in connection with our initial public offering. Mr. Simhambhatla’s employment agreement was superseded in its entirety by the terms of the Separation Agreement between Mr. Simhambhatla and us, as described below under “-Potential Payments upon Termination or Change in Control.” The terms of the Separation Agreement inform the compensation reflected in the compensation tables set forth in this section.
Employment Agreement with Mr. Moatazedi
We entered into an employment agreement with Mr. Moatazedi in May 2018, or the Moatazedi employment agreement, under which Mr. Moatazedi serves as our President and Chief Executive Officer. The Moatazedi employment agreement provides that Mr. Moatazedi is an at-will employee, sets forth his initial annual base salary of $550,000, and his eligibility to participate in our employee benefit plans and programs, as in effect from time to time. Mr. Moatazedi also received a signing bonus of $75,000 as consideration for entering into the Moatazedi employment agreement.
Under the Moatazedi employment agreement, Mr. Moatazedi is entitled to participate in our annual discretionary incentive plan, under which Mr. Moatazedi may receive an annual incentive bonus of up to 100% of his annual base salary, subject to achievement of key performance indicators, as determined by our board of directors in consultation with Mr. Moatazedi.
The Moatazedi employment agreement further grants Mr. Moatazedi an option to purchase 1,182,019 shares of our common stock in accordance with the terms of the 2017 plan. The shares subject to the option will vest over a period of four years, with 1/4th of the shares subject to the option vesting annually on the anniversary of May 6, 2018, provided Mr. Moatazedi remains in continuous service on each vesting date, subject to accelerated vesting in certain events, including certain terminations of Mr. Moatazedi or upon certain changes of control of our company. Subject to certain conditions, the option will have an exercise price per share equal to $7.28, the last reported sale price of our common stock on the Nasdaq Global Market on May 4, 2018.
Further, under the Moatazedi employment agreement, if we terminate Mr. Moatazedi’s employment without “cause” (as defined in the Moatazedi employment agreement), or if Mr. Moatazedi resigns from his employment for “good reason” (as defined in the Moatazedi employment agreement), Mr. Moatazedi will be entitled to a cash severance payment in an amount equal to twelve months of base salary plus his pro-rata share of his annual bonus for the year in which the termination occurred, and accelerated vesting on a portion of his outstanding equity awards (or, if such termination occurs in connection with or following a “change in control” (as defined in the 2017 plan), all outstanding equity awards). All severance payments and benefits are conditioned upon the execution by Mr. Moatazedi of a general release of claims in favor of our company.
Employment Agreement with Mrs. Silvernail
We entered into an employment agreement with Mrs. Silvernail in May 2018, or the Silvernail employment agreement, under which Mrs. Silvernail serves as our Chief Financial Officer and Executive Vice President, Corporate Development. The Silvernail employment agreement provides that Mrs. Silvernail is an at-will employee, sets forth her initial annual base salary of $425,000, and her eligibility to participate in our employee benefit plans and programs, as in effect from time to time. Mrs. Silvernail also received a one-time payment of $25,000 for relocation expenses.
Under the Silvernail employment agreement, Mrs. Silvernail is entitled to participate in our annual discretionary incentive plan, under which Mrs. Silvernail may receive an annual incentive bonus of up to 40% of her annual base salary, subject to achievement of key performance indicators, as determined by our board of directors.
The Silvernail employment agreement further grants Mrs. Silvernail an option to purchase 200,000 shares of our common stock in accordance with the terms of the 2017 plan. The shares subject to the option will vest over a period of four years, with 1/4th of the shares subject to the option vesting annually on the anniversary of May 25, 2018, provided Mrs. Silvernail remains in continuous service on each vesting date, subject to accelerated vesting in certain events, including certain terminations of Mrs. Silvernail or upon certain changes of control of our company. Subject to certain conditions, the option will have an exercise price per share equal to $22.44, the last reported sale price of our common stock on the Nasdaq Global Market on May 25, 2018.
Mrs. Silvernail was also granted 30,000 restricted stock units in accordance with the 2017 plan. The restricted stock units will vest over a period of four years, with 1/4th of the shares subject to the award vesting annually on the anniversary of May 29, 2018, provided Mrs. Silvernail remains in continuous service on each vesting date, subject to accelerated vesting in certain events, including certain terminations of Mrs. Silvernail or upon certain changes of control of our company. Each restricted stock unit represents a contingent right to receive one share of our common stock.
Further, subject to certain exceptions, under the Silvernail employment agreement, if we terminate Mrs. Silvernail’s employment without “cause” (as defined in the Silvernail employment agreement), or if Mrs. Silvernail resigns from her employment for “good reason” (as defined in the Silvernail employment agreement), Mrs. Silvernail will be entitled to a cash severance payment in an amount equal to six months of base salary plus her pro-rata share of her annual bonus for the year in which the termination occurred, and accelerated vesting on a portion of her outstanding equity awards. If such termination or resignation occurs within 12 months after a “change in control” (as defined in the 2017 plan) then Mrs. Silvernail will be entitled to a cash severance payment in an amount equal to 12 months of base salary plus her pro-rata share of her annual bonus for the year in which the termination occurs, and accelerated vesting on all outstanding equity awards. All severance payments and benefits are conditioned upon the execution by Mrs. Silvernail of a general release of claims in favor of our company.
Employment Agreement with Mr. Jafar
We entered into an employment agreement with Mr. Jafar in June 2018, or the Jafar employment agreement, under which Mr. Jafar serves as our Chief Marketing Officer. The Jafar employment agreement provides that Mr. Jafar is an at-will employee, sets forth his initial annual base salary of $345,000, and his eligibility to participate in our employee benefit plans and programs, as in effect from time to time. Mr. Jafar received a signing bonus of $250,000 as consideration for entering into the Jafar employment agreement. Mr. Jafar also received a one-time payment of $25,000 for relocation expenses.
Under the Jafar employment agreement, Mr. Jafar is entitled to participate in our annual discretionary incentive plan, under which Mr. Jafar may receive an annual incentive bonus of up to 40% of his annual base salary, subject to achievement of key performance indicators, as determined by our board of directors.

The Jafar employment agreement further grants Mr. Jafar an option to purchase 120,000 shares of our common stock in accordance with the terms of the 2017 plan. The shares subject to the option will vest over a period of four years, with 1/4th of the shares subject to the option vesting annually on the anniversary of June 18, 2018, provided Mr. Jafar remains in continuous service on each vesting date, subject to accelerated vesting in certain events, including certain terminations of Mr. Jafar or upon certain changes of control of our company. Subject to certain conditions, the option will have an exercise price per share equal to $28.32, the last reported sale price of our common stock on the Nasdaq Global Market on June 15, 2018.
Mr. Jafar was also granted 50,000 restricted stock units in accordance with the 2017 plan. The restricted stock units will vest over a period of four years, with 1/4th of the shares subject to the award vesting annually on the anniversary of June 18, 2018, provided Mr. Jafar remains in continuous service on each vesting date, subject to accelerated vesting in certain events, including certain terminations of Mr. Jafar or upon certain changes of control of our company. Each restricted stock unit represents a contingent right to receive one share of our common stock.
Further, subject to certain exceptions, under the Jafar employment agreement, if we terminate Mr. Jafar’s employment without “cause” (as defined in the Jafar employment agreement), or if Mr. Jafar resigns from his employment for “good reason” (as defined in the Jafar employment agreement), Mr. Jafar will be entitled to a cash severance payment in an amount equal to six months of base salary plus his pro-rata share of his annual bonus for the year in which the termination occurred. If such termination or resignation occurs within 12 months after a “change in control” (as defined in the 2017 plan) then Mr. Jafar will be entitled to a cash severance payment in an amount equal to 12 months of base salary plus his pro-rata share of his annual bonus for the year in which the termination occurs, and accelerated vesting on all outstanding equity awards. All severance payments and benefits are conditioned upon the execution by Mr. Jafar of a general release of claims in favor of our company.
Perquisites and Health and Welfare Benefits
Our named executive officers are eligible to receive employee benefits, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as all of our other employees.
Other than one-time payments of $25,000 to each of Mrs. Silvernail and Mr. Jafar for relocation expenses, we do not provide perquisites or personal benefits to our named executive officers. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Proposal 2 - Ratification of Appointment of Independent Auditor for 2019
Appointment of Independent Auditor by Audit Committee
The audit committee annually evaluates the performance of our independent auditor and determines whether to reengage the current independent auditor or consider other audit firms. This year the audit committee has approved the retention of Ernst & Young LLP, or EY, as our independent auditor to report on our consolidated financial statements and the effectiveness of our internal control over financial reporting for the year ending December 31, 2019. Factors considered by the audit committee in deciding whether to retain EY included:

•	EY’s global capabilities;

•	EY’s technical expertise and knowledge of our global operations and industry;

•	the quality and candor of EY’s communications with the audit committee and management;

•	the quality and efficiency of the services provided by EY, including input from management on EY’s performance;

•	EY’s objectivity and professional skepticism;

•	EY’s use of technology to aid in audit efficiency;

•	EY’s independence, how effectively EY demonstrated its independent judgment, and the controls and processes in place that help ensure EY’s independence; and

•	the appropriateness of EY’s fees.
Proposed Ratification of Independent Auditor
The audit committee is responsible for the appointment, retention, termination, compensation and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Although ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, the board of directors is submitting the appointment of EY to our stockholders for ratification because we value the views of our stockholders.
The audit committee considers EY to be well qualified. In the absence of contrary specification, the proxy holders will vote proxies received in response to this solicitation in favor of ratification of the appointment. In the event that stockholders fail to ratify the appointment of EY, the audit committee will reconsider the appointment of EY. Even if the appointment is ratified, the ratification is not binding and the audit committee may in its discretion select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.
Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.
The board of directors recommends a vote
FOR
the ratification of the appointment of EY as our independent auditor for the year ending
December 31, 2019.

Accounting Matters
Principal Independent Auditor Fees
The following table sets forth the aggregate fees billed to us by EY for professional services rendered for the years ended December 31, 2018 and 2017:

	2018	2017
Audit Fees(1)	$855,000	$635,000
Audit-related Fees	2,000	–
Total	$857,000	$635,000

(1)
Consists of the fees for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements, filing of our registration statements, including our Registration Statement on Form S-1 related to our initial public offering and follow-on offering, and accounting consultations for which we have engaged EY.

Audit Committee Pre-Approval Policies and Procedures
The audit committee has adopted a policy that requires the audit committee or a member of the audit committee to pre-approve all audit and permissible non-audit services to be provided by our independent auditor. These services include audit services, audit-related services and tax services. Pre-approval is generally requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed above. Our audit committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, our audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.
In addition, in the event time constraints require pre-approval prior to our audit committee’s next scheduled meeting, our audit committee has authorized its chairperson to pre-approve services. Engagements so pre-approved are to be reported to our audit committee at its next scheduled meeting.
Report of Audit Committee
Our audit committee has reviewed our audited financial statements for the year ended December 31, 2018 and discussed them with our management and our independent registered public accounting firm, EY.
Our audit committee has also received from, and discussed with, EY various communications that EY is required to provide to our audit committee, including the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.
In addition, EY provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and the audit committee has discussed with the company's independent registered public accounting firm their independence.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that our financial statements audited by EY be included in our Annual Report on Form 10‑K for the year ended December 31, 2018.
Audit Committee
David Gill
Bosun Hau
Robert Hayman
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Evolus under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Communications with Directors
Interested parties may communicate with the board of directors or with an individual director by writing to the board or to the particular director and mailing the correspondence to: Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, Attention: Corporate Secretary. The Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention and will regularly provide our Board with a summary of all substantive communications.

Stockholder Proposals for 2020 Annual Meeting
In order for stockholder proposals for the 2020 Annual Meeting of Stockholders to be eligible for inclusion in the proxy statement and form of proxy card for that meeting, we must receive the proposals at our corporate headquarters, 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, directed to the attention of our Corporate Secretary, no later than December 31, 2019. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which sets forth the requirements for the inclusion of stockholder proposals in our sponsored proxy materials.
Our bylaws set forth the procedures you must follow in order to nominate a director for election or present any other proposal at an annual meeting of our stockholders, other than proposals intended to be included in our sponsored proxy materials. In addition to any other applicable requirements, for a stockholder to properly bring business before the 2020 Annual Meeting of Stockholders, the stockholder must give us notice thereof in proper written form, including all required information, at our corporate headquarters, 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, directed to the attention of our Corporate Secretary, no later than the close of business on March 12, 2020, nor earlier than the close of business on February 11, 2020. For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-38381), filed with the SEC on February 12, 2018.

Delivery of Documents to Security Holders Sharing an Address
SEC rules permit us to deliver one Notice of Internet Availability to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. This delivery method, which is known as “householding,” can reduce our expenses for printing and mailing. Any stockholder of record at a shared address to which a single copy of the Notice of Internet Availability was delivered may request a separate Notice of Internet Availability, or a separate copy of the 2018 Annual Report and this Proxy Statement, by (a) calling Investor Relations at (949) 284-4555 or (b) sending a letter to Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, to the attention of our Corporate Secretary. Stockholders of record who wish to receive separate copies of these documents in the future may also contact us as stated above. Stockholders of record who share an address and receive two or more copies of the Notice of Internet Availability may contact us as stated above to request delivery of a single copy. A stockholder who holds shares in “street name” and who wishes to obtain copies of proxy materials should follow the instructions on the stockholder’s voting instruction form or should contact the holder of record.

Other Matters
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/09/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/09/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Class I directors for a three-year term.

Nominees

1a. David Gill   1b. Robert Hayman

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000422538_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

EVOLUS, INC.
Annual Meeting of Stockholders
June 10, 2019 8:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Moatazedi and Lauren Silvernail, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of EVOLUS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 8:30 AM, Pacific Time on June 10, 2019, at the offices of K&L Gates LLP, 1 Park Plaza, Twelfth Floor, Irvine, CA 92614, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000422538_2 R1.0.1.18